EXHIBIT 5

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

[LETTERHEAD OF DILL DILL CARR STONBRAKER & HUTCHINGS]
                                                             CHRISTOPHER W. CARR
                                                                  DANIEL W. CARR
                                                                  JOHN J. COATES
                                                                 KEVIN M. COATES
                                                                    H. ALAN DILL
                                                                  ROBERT A. DILL
455 SHERMAN STREET, SUITE 300                                     THOMAS M. DUNN
DENVER, COLORADO 80203                                         JOHN A. HUTCHINGS
PHONE: 303-777-3737                                               STEPHEN M. LEE
FAX: 303-777-3823                                              FAY M. MATSUKAGE*
                                                             ROBERT S. McCORMACK
                                                                BRUCE D. PRINGLE
                                                             DEAN M. SMURTHWAITE
                                                                  ADAM P. STAPEN
                                                                  JON STONBRAKER
DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.                    PATRICK D. TOOLEY
                                                        *Also licensed in Nevada


May 9, 2007



Patch International Inc.
Suite 300, 441-5th Avenue SW
Calgary, AB  T2P 2V1
Canada

RE:      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law, as we have deemed relevant for the purpose of this opinion.

We have also examined the Registration Statement of your company on Form SB-2, which is to be transmitted for filing with the Securities and Exchange Commission (the "Commission") on May 9, 2007, covering the registration under the Securities Act of 1933, as amended, of the following:

    (a) 3,240,000 shares of Common Stock owned by selling security holders;
    (b) 9,926,489 shares of Common Stock issuable upon exchange of Series A Preferred Stock of Patch Energy Inc. owned by selling security holders;
    (c) 8,302,000 shares of Common Stock issuable upon exercise of Non-Flow-Through Special Warrants owned by selling security holders;
    (d) 830,200 shares of Common Stock issuable upon exercise of the Bonus Warrants owned by selling security holders;
    (e) 4,653,750 shares of Common Stock issuable upon exercise of Flow-Through Special Warrants owned by selling security holders; and
    (f) 762,645 shares of Common Stock issuable upon exercise of the Agents' Warrants at $1.50 per share owned by selling security holders.

including the exhibits and form of prospectus (the "Prospectus") filed therewith.

Patch International Inc.
May 7, 2007
Page 2


On the basis of such examination, we are of the opinion that:

1. Patch International Inc. (the "Company") is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be sold by certain selling security holders have been validly authorized and issued as fully paid and nonassessable shares of Common Stock of the Company.

4. The shares of Common Stock of the Company to be issued upon the exercise or conversion of the various warrants or convertible securities, as the case may be, are validly authorized and when the warrants or convertible securities are exercised or converted in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.